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                                                                       EXHIBIT 5



                                  June 23, 2000


iNTELEFILM Corporation
5501 Excelsior Boulevard
Minneapolis, Minnesota 55416

         RE:      iNTELEFILM CORPORATION
                  REGISTRATION STATEMENT ON FORM S-8
                  2000 STOCK OPTION PLAN
                  1999 BROAD-BASED STOCK INCENTIVE PLAN
                  NON-QUALIFIED STOCK OPTION AGREEMENT

Ladies and Gentlemen:

         In connection with the registration on Form S-8 under the Securities Act of 500,000 shares of common stock to be issued under the iNTELEFILM Corporation 2000 Stock Option Plan, 400,000 shares of common stock to be issued under the iNTELEFILM Corporation 1999 Broad-Based Stock Incentive Plan, and 100,000 shares of common stock to be issued pursuant to a Non-Qualified Stock Option Agreement, I have examined such documents and have reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion and, based thereon, I advise you that, in my opinion, when such shares have been issued and sold pursuant to the applicable provisions of the respective plan or agreement and in accordance with the registration statement, such shares will be validly issued, fully paid and nonassessable shares of iNTELEFILM Corporation's common stock.

         I hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                             Very truly yours,


                                             /s/ Jill J. Theis
                                             -----------------------------------
                                             Jill J. Theis
                                             Secretary and General Counsel
                                             iNTELEFILM Corporation